EXHIBIT 10.5

                              INVESTMENT AGREEMENT

     This Investment Agreement is made as of March 30, 2000, by and among Amerada Hess Corporation, a Delaware corporation ("Hess"), Arthur D. Little, Inc., a Massachusetts corporation ("ADL" and, together with Hess, the "Stockholders"), and Epyx Corporation, a Delaware corporation ("Epyx").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, ADL desires to sell, and Hess desires to purchase, shares of common stock of Epyx, on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Stockholders desire to provide for certain matters with respect to their ownership of common stock of Epyx and other securities of Epyx.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

     An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board" means the Board of Directors of Epyx.

     "Business" means the development by Epyx of fuel cells, fuel processors and reformer technology pertaining to the conversion of hydrocarbon fuels into hydrogen for fuel cells or other purposes and other development activities directly related to fuel cells and integration of fuel processing technology to fuel cell development, including the development by Epyx of commercial distributed power and transportation products related thereto and components thereof.

         "Closing" and "Closing Date" have the meanings set forth in Section
3.1.


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     "Common Stock" means the Common Stock, par value $.01 per share, of Epyx, issued in accordance with and subject to the terms of the Certificate of Incorporation of Epyx substantially in the form attached hereto as Exhibit A, and any other common equity securities now or hereafter issued by Epyx, together with any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "DeNora" means DeNora Fuel Cells, S.p.A.

     "DeNora LOI" means the Letter of Intent between DeNora and Epyx dated February 18, 2000.

     "DeNora New Energy" means DeNora New Energy Investments B.V.

     "DeNora Transaction" means the transaction contemplated by the DeNora LOI.

     "Hess Shares" means the shares of Common Stock owned by Hess as of the Closing, together with any other shares of Common Stock or other securities of Epyx from time to time held by Hess after the Closing.

     "Intellectual Property" means the United States and foreign patents and patent applications, invention disclosures (whether patentable or not), copyrights, trademarks (including, in the case of trademarks, all goodwill pertaining thereto) and licenses under any third party intellectual property rights (including but not limited to patents, patent applications, copyrights, trademarks, trade secrets and know-how) currently used in the Business, together with all associated trade secrets and know-how related to the Business.

     "Liabilities" means, with respect to any party, obligations or liabilities of any nature, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due of such party.

     "Liquidity Event" has the meaning set forth in Section 9.1(f).

     "Merger Event" means the closing of a consolidation or merger of Epyx with or into another entity, whether or not Epyx is the surviving entity, or the sale (but not a pledge or similar hypothecation) of all or substantially all of the assets of Epyx, in each case where (1) the consideration received by the Stockholders is stock or securities of the surviving or purchasing entity, as the case may be, and (2) such stock or securities (or any stock or securities into which such stock or


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


securities are convertible or exchangeable) are not listed for trading on a national securities exchange or on NASDAQ. Any transaction pursuant to which Epyx forms a joint venture or other entity with DeNora or an affiliate, as contemplated by the DeNora LOI, whether or not structured as a merger, shall not constitute a Merger Event for purposes of this Agreement.

     "Operating Plan" means the operating plan of Epyx, as prepared by Epyx and DeNora and approved by the Board from time to time.

     "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Transfer" means any direct or indirect offer, transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in, conveyance of a beneficial ownership or other right in, or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

ARTICLE II.  PURCHASE OF SECURITIES

     2.1 Purchase of Common Stock by Hess. On the terms and subject to the conditions herein set forth, Hess agrees to purchase from ADL, and ADL hereby agrees to sell to Hess, at the Closing, 50,000 shares of Common Stock at a price of $200 per share of Common Stock, representing an aggregate purchase price of $10,000,000, payable in cash or by wire transfer (to such account as shall have been indicated to Hess by ADL no later than three days prior to the Closing) of immediately available funds. The 50,000 shares of Common Stock represent 5% of the outstanding Common Stock of Epyx upon consummation of the DeNora Transaction.

ARTICLE III.  THE CLOSING

     3.1 Closing. The sale and delivery and the purchase and acceptance of the Common Stock hereunder (the "Closing") shall take place at the offices of ADL, Acorn Park, Cambridge, Massachusetts, on April 4, 2000, or at such other place or on such date as the parties may mutually agree. Such date is referred to herein as the "Closing Date." At the Closing: (i) Hess shall pay ADL $10,000,000; and (iii) ADL shall deliver a certificate or certificates representing 50,000 shares of Common Stock.


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


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF EPYX

     Epyx and ADL hereby represent and warrant to Hess as follows:

     4.1 Corporate Organization; No Subsidiaries or Investments. Epyx is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Epyx has the requisite corporate power and authority to conduct its business as it is currently being conducted. The Company is duly qualified as a foreign corporation in the Commonwealth of Massachusetts. Epyx has no subsidiaries and does not own of record or beneficially any capital stock or other equity interest in any other Person.

     4.2 Corporate Power and Authority; Non-Contravention. Epyx has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by Epyx pursuant to or as contemplated by this Agreement (collectively, the "Epyx Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Epyx Agreements by Epyx and the consummation by Epyx of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Epyx, including the approval of the Board and of Epyx's stockholders, and no other corporate action or proceeding on the part of Epyx is necessary to authorize the execution and delivery by Epyx of this Agreement and the Epyx Agreements or the consummation by Epyx of the transactions contemplated hereby and thereby. This Agreement and each of the Epyx Agreements constitutes the valid and binding obligation of Epyx, enforceable against Epyx in accordance with their respective terms. The execution, delivery and performance by Epyx of this Agreement and each of the Epyx Agreements:

          (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Epyx;

          (ii) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to Epyx, or require Epyx to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and

          (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which Epyx is a party or by which Epyx or its property is bound, or result in the creation or imposition of any mortgage, pledge, lien,


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security interest or other charge or encumbrance on any of the assets or properties of Epyx.

     4.3 No Consents or Approvals Required. Except as set forth in Schedule 4.3, no notice, declaration, report or other filing or registration with, and no consent, waiver, approval or authorization of, any governmental or regulatory authority or instrumentality or any other person is required to be submitted, made or obtained by Epyx in connection with the execution, delivery or performance of this Agreement or the Epyx Agreements, or the consummation of the transactions contemplated hereby or thereby, except for those the failure of which to submit, make or obtain would not have a material adverse effect upon the assets or business of Epyx.

     4.4 Capitalization. The authorized capital stock of Epyx consists of 2,000,000 shares of Common Stock. Immediately prior to the Closing, 1,000,000 shares of Common Stock were issued and outstanding. All such shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record by ADL and DeNora New Energy Investments. Upon consummation of the Closing, the authorized capital stock of Epyx will consist of 2,000,000 shares of Common Stock and there will be 1,000,000 shares of Common Stock outstanding. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of Common Stock. There are no other securities of Epyx entitled, in the ordinary course, to vote in the election of the Board. There are no outstanding obligations of Epyx to repurchase, redeem or otherwise acquire any securities of Epyx.

     4.5 Material Contracts. Schedule 4.5 hereto contains a complete and correct list of all agreements, contracts and commitments (collectively, the "Material Contracts") of the following types, written or oral to which Epyx or ADL is a party or by which it is bound and which, in each case, relate primarily to the Business, including (i) leases of real or personal property,
(ii) employment, consulting and agency agreements; (iii) research and development contracts; (iv) agreements, orders or commitments for the sale or purchase of raw materials, supplies or finished products; (v) joint ventures, partnerships or similar arrangements; (vi) agreements for the acquisition or disposition of all or substantially all of the Business; and (vii) licenses to or from others relating to the Intellectual Property. Each of the Material Contracts is in full force and effect and there does not exist thereunder any material default by Epyx or ADL, or to the best knowledge of Epyx and ADL, of any other party thereto, or event or condition which, after notice or lapse of time or both, would constitute a material default thereunder by Epyx or ADL or, to the best knowledge of Epyx and ADL, by any other party thereto. Neither Epyx nor ADL has received any notice that any


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party to any of the Material Contracts intends to cancel or terminate any such
Material Contract.

     4.6 Intellectual Property. The Intellectual Property includes all rights necessary to conduct the Business as currently conducted, with no known infringement of the proprietary rights of any third party. Except as set forth on Schedule 4.6 and except with respect to standard rights reserved to the U.S. government pursuant to contracts between Epyx or ADL and the U.S. government,
(i) to the best knowledge of Epyx and ADL, Epyx is the sole and exclusive owner of all rights to the Intellectual Property and has the right to use the same without the payment of any license, fee, royalty or similar charge; (ii) there is no material claim of any other person, firm or corporation or any proceeding pending or, to the best knowledge of Epyx and ADL, threatened which relates to any of the Intellectual Property or the validity or enforceability thereof or Epyx's rights thereto; and (iii) to the best knowledge of Epyx and ADL, there are no inventions within the scope of the Intellectual Property for which the inventor(s) thereof is or are not contractually obligated to assign all of their rights therein to Epyx or ADL.

     4.7 Litigation; Disputes. There are no claims, actions, suits, proceedings or investigations by any third party or by governmental, regulatory or administrative authorities of any nature, civil, criminal or regulatory, at law or in equity, by or before any court, arbitrator or governmental or other regulatory or administrative agency, instrumentality or authority which are pending or, to the best knowledge of Epyx and ADL, threatened, by or against or affecting Epyx or the Business.

     4.8 Compliance with Applicable Law. Epyx is currently in compliance, in all material respects, with all applicable statutes, laws, rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local or otherwise) applicable to the Business, Epyx has all governmental licenses, authorizations, permits, consents and approvals necessary to conduct its business as it is currently being conducted.

     4.9 Taxes. Epyx (or ADL on behalf of Epyx) has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service, the Commonwealth of Massachusetts, and any other jurisdictions where such filing is required by law. All taxes which are due and payable by Epyx or ADL related to the Business, and any interest and penalties thereon, whether disputed or not, have been paid in full. Neither ADL nor Epyx is delinquent in the payment of any tax related to the Business, and there


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is no tax deficiency or claim outstanding, proposed or assessed against either of them related to the Business.

     4.10 Sufficiency of Assets. Upon consummation of the transactions contemplated hereby (including, but not limited to, the execution and performance of the Transition Services Agreement and the Sublease), Epyx will have the assets that are necessary and adequate for it to conduct the Business as currently conducted.

     4.11 Financial Statements. Attached hereto as Schedule 4.11 is the unaudited balance sheet of Epyx as of December 31, 1999 (the "Balance Sheet"). The Balance Sheet is true and correct in all material respects, has been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and fairly presents the financial condition of Epyx as of the date thereof (subject to the absence of footnotes and to year-end audit adjustments).

     4.12 No Undisclosed Liabilities. Since the date of the Balance Sheet, Epyx has not incurred any Liabilities relating to the Business except Liabilities
(a) that were incurred in the usual and ordinary course of business consistent with past practice and (b) that, individually and in the aggregate, would not have a materially adverse effect upon the Business.

     4.13 Absence of Certain Changes. Since December 31, 1999, Epyx has conducted the Business only in the ordinary course. Without limiting the generality of the foregoing, other than the DeNora Transaction, Epyx has not since such date:

          (a) experienced any material adverse change in its financial condition, assets, liabilities, prospective contracts or its relationship with its principal clients;

          (b) sold, assigned, transferred, pledged, leased or otherwise disposed of any asset except in the ordinary course of business consistent with past practices, but not in any event exceeding $200,000;

          (c) incurred any obligation, liability or indebtedness except in the ordinary course of business consistent with past practices, but not in any event exceeding $200,000, or incurred any extraordinary losses;

          (d) amended, waived, released, disposed of or permitted to lapse any right relating to the Business;


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          (e) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, service marks, trade names, trade dress, brand names, trade secrets or copyrights or with respect to the Intellectual Property;

          (f) experienced any material damage, destruction or loss (whether or not covered by insurance) relating to the assets of the Business; or

          (g) agreed, whether or not in writing, to do any of the foregoing.

     4.14 Insurance. ADL currently maintains policies of fire, liability, worker's compensation, life, and property and casualty in respect to the Business. All such policies (i) are in full force and effect and (ii) are sufficient for compliance in all material respects by Epyx with all requirements of law and all agreements to which Epyx is a party.

     4.15 Employee Benefit Plans. Except for the arrangements set forth in
Schedule 4.15, neither Epyx nor ADL currently maintains, contributes to, or participates in, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, car allowance, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any employee of Epyx. Such arrangements are referred to in this Agreement as the "Employee Benefit Plans." Epyx has heretofore delivered or made available to Hess true and correct descriptions of each Employee Benefit Plan.

     4.16 Environmental Matters.

          (a) Seller is in compliance with all Environmental Laws applicable to the Business. Seller has all permits necessary under any Environmental Law to conduct the Business as presently conducted. There is no suit, action, claim, arbitration, administrative, governmental investigation (including, but not limited to, requests for information) or other legal proceeding pending or, to the best of Seller's knowledge, threatened, which relates to the ownership, conduct or operation of the Business and which arises under Environmental Law or which is reasonably likely to give rise to an Environmental Liability.

          (b) For purposes of this Section 4.16, the following terms shall have the meanings set forth below:


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               (i) "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, licenses, agreements and governmental restrictions, relating to human health, safety, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.

               (ii) "Environmental Liabilities" means any and all liabilities of or relating to the Business which arise under or relate to matters covered by Environmental Laws.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF ADL

     ADL hereby represents and warrants to Hess as follows:

     5.1 Corporate Organization. ADL is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. ADL has the requisite corporate power and authority to conduct its business as it is currently being conducted.

     5.2 Corporate Power and Authority; Non-Contravention. ADL has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by ADL pursuant to or as contemplated by this Agreement (collectively, the "ADL Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the ADL Agreements by ADL and the consummation by ADL of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of ADL, including the approval of ADL's Board of Directors, and no other corporate action or proceeding on the part of ADL is necessary to authorize the execution and delivery by ADL of this Agreement and the ADL Agreements or the consummation by ADL of the transactions contemplated hereby and thereby. This Agreement and each of the ADL Agreements constitute the valid and binding obligation of ADL, enforceable in accordance with their respective terms. The execution, delivery and performance by ADL of this Agreement and each of the ADL Agreements:


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               (i) do not and will not conflict with or violate any provision of the Articles of Organization or By-Laws of ADL;

               (ii) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to ADL, or require ADL to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and

               (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which ADL is a party or by which ADL or its property is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of ADL.

     5.3 Transfer of Assets. ADL has transferred to Epyx all of ADL's right, title and interest to the assets of ADL used primarily in the Business, other than the two government contracts listed on Schedule 5.3 hereto, including without limitation, the Intellectual Property. ADL has transferred to Epyx all of ADL's rights and obligations under the contracts and agreements listed on
Schedule 4.5 (other than the two government contracts listed on Schedule 5.3) or, to the extent that such rights and obligations are not transferable, ADL has entered into arrangements with Epyx to provide that Epyx shall receive the benefits and burdens of such contracts and agreements.

     5.4 Ownership of Shares. ADL is the record and beneficial owner of the Hess Shares. Such shares have been duly authorized and validly issued, and are fully paid, non-assessable and free and clear of any and all liens, encumbrances, charges or claims.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF HESS

     Hess hereby represents and warrants to ADL and Epyx as follows:

     6.1 Corporate Organization. Hess is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Hess has the requisite corporate power and authority to conduct its business as it is currently being conducted.

     6.2 Corporate Power and Authority; Non-Contravention. Hess has all requisite corporate power and authority to execute and deliver this Agreement and


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


each agreement, document and instrument to be executed and delivered by Hess pursuant to or as contemplated by this Agreement (collectively, the "Hess Agreements") and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Hess Agreements by Hess and the consummation by Hess of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Hess, including the approval of Hess' Board of Directors, and no other corporate action or proceeding on the part of Hess is necessary to authorize the execution and delivery by Hess of this Agreement and the Hess Agreements or the consummation by Hess of the transactions contemplated hereby and thereby. This Agreement and each of the Hess Agreements constitutes the valid and binding obligation of Hess, enforceable in accordance with their respective terms. The execution, delivery and performance by Hess of this Agreement and each of the Hess Agreements:

               (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Hess;

               (ii) do not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to Hess, or require Hess to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and

               (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction or decree to which Hess is a party or by which Hess or its property is bound, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of Hess.

6.3      Investment Representations.

          (a) Hess, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Hess Shares, and is purchasing the Hess Shares hereunder for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof. Hess acknowledges that the Hess Shares to be purchased hereunder have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot


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be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

          (b) Hess is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act. .

          (c) Hess has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of Epyx and the terms and conditions of Hess' investment.

ARTICLE VII.  CONDITIONS PRECEDENT TO CLOSING

     7.1 Conditions Precedent to Obligations of Hess. The obligations of Hess to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, at or prior to the Closing:

          (a) All covenants, agreements, obligations and conditions contained in this Agreement to be performed or complied with by Epyx and ADL on or prior to the Closing Date shall have been performed or complied with in all respects.

          (b) At the Closing Date, the purchase of the Hess Shares by Hess shall be legally permitted by all laws and regulations to which the parties hereto are subject.

          (c) Hess shall have received from Epyx and ADL such documents with respect to the legal existence and authority of Epyx and ADL as Hess shall reasonably request.

          (d) ADL and DeNora New Energy shall have consummated the DeNora Transaction.

          (e) Hess shall have been made a party to the Stockholders' Agreement between ADL and DeNora New Energy.

     7.2 Conditions Precedent to Obligations of Epyx. The obligations of Epyx to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, at or prior to the Closing:

          (a) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Hess on or prior to the Closing Date shall have been performed or complied with in all respects.


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     7.3 Conditions Precedent to Obligations of ADL. The obligations of ADL to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, at or prior to the Closing:

          (a) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Hess on or prior to the Closing Date shall have been performed or complied, with in all respects.

          (b) ADL and DeNora New Energy shall have consummated the DeNora Transaction.

          (c) ADL shall have received from Hess such documents with respect to the legal existence and authority of Hess as ADL shall reasonably request.

ARTICLE VIII.  INDEMNIFICATION

     8.1 Agreement to Indemnify.

          (a) From and after the Closing, ADL agrees to indemnify, defend and hold harmless Hess from and against any and all demands, claims, losses, damages, costs and expenses, including without limitation interest, costs, liabilities, fines, penalties and reasonable fees of attorneys and consultants (collectively, "Damages"), asserted against, imposed upon or incurred or suffered by Hess as a result of or arising from any breach of any representation, warranty, covenant or agreement of ADL contained in this Agreement.

          (b) The aggregate liability of ADL with respect to claims for indemnification pursuant to Section 8.1(a) above shall not exceed ten million dollars ($10,000,000). ADL shall have no liability in respect of claims for indemnification pursuant to Section 8.1 (a) above (i) unless and until the total Damages suffered by Hess with respect to such claims exceeds $100,000, and then only to the extent of such excess, and (ii) unless written notice of such claim, in accordance with the provisions of Section 8.2, shall have been given to ADL on or before the date which is fifteen (15) months after the Closing Date.

          (c) From and after the Closing, Hess agrees to indemnify, defend and hold harmless ADL and Epyx from and against any and all Damages, asserted against, imposed upon or incurred or suffered by ADL or Epyx as a result of or arising from any breach of any representation, warranty, covenant or agreement of Hess contained in this Agreement.


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          (d) The aggregate liability of Hess with respect to claims for indemnification pursuant to Section 8.1(c) above shall not exceed ten million dollars ($10,000,000). Hess shall have no liability in respect of claims for indemnification pursuant to Section 8.1 (c) above (i) unless and until the total Damages suffered by ADL and/or Epyx with respect to such claims exceeds $100,000, and then only to the extent of such excess, and (ii) unless written notice of such claim, in accordance with the provisions of Section 8.2, shall have been given to Hess on or before the date which is fifteen (15) months after the Closing Date.

     8.2 Procedure for Indemnification.

          (a) In the event that any indemnified party receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Article VIII (a "Third Party Claim"), and such indemnified party intends to seek indemnity pursuant to this Article VIII, such indemnified party shall promptly provide the indemnifying party with notice of such action, proceeding, claim, penalty or assessment, and such indemnifying party shall, upon receipt of such notice, be entitled to participate in or, at the indemnifying party's option, assume the defense, appeal or settlement of such action, proceeding, claim, penalty or assessment with respect to which such indemnity has been invoked with counsel selected by it and approved by the indemnified party (such approval not to be unreasonably withheld), and such indemnified party will fully cooperate with the indemnifying party in connection therewith; provided that such indemnified party shall be entitled to employ its own counsel to represent it if, in such indemnified party's reasonable judgment, a conflict of interest between the indemnifying party and the indemnified party exists in respect of such claim, or if the defendants in, or targets of, any such action or proceeding include both an indemnified party and an indemnifying party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, and in any such event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. In the event that the indemnifying party fails to assume the defense, appeal or settlement of such action, proceeding, claim, penalty or assessment within 20 days after receipt of notice thereof from such indemnified party, such indemnified party shall have the right to undertake the defense or appeal of or settle or compromise such action, proceeding, claim, penalty or assessment on behalf of and for the account and risk of the indemnifying party. The indemnifying party shall not settle or compromise any such action, proceeding, claim, penalty or assessment without the indemnified party's prior written consent, unless such settlement or compromise provides solely for the payment of money and provides a complete release of, or dismissal with prejudice of claims against, the indemnified party. If written notice of a Third Party Claim is not provided promptly as required by this Section 8.2(a), the indemnified party shall nonetheless be entitled to indemnification by the indemnifying party except to the extent that the indemnifying party is prejudiced by such late receipt of such written notice.

          (b) Any indemnifiable claim that is not a Third Party Claim shall be asserted by written notice to the indemnifying party from the indemnified party, which notice shall be provided promptly after the indemnifying party becomes aware of the claim. If the indemnifying party does not respond to such notice within 60 days, it shall have no further right to contest the validity of such claim.

ARTICLE 1X.  ADDITIONAL RIGHTS OF HESS AND ADL

     9.1 Right to Purchase.

          (a) ADL hereby grants to Hess the right (the "Additional Purchase Right"), in accordance with this Section 9.1, to purchase from ADL up to 50,000 shares of Common Stock held by ADL.

          (b) Hess may exercise the Additional Purchase Right at any time on or after a Liquidity Event, provided that the Additional Purchase Right shall expire if Hess has not exercised such right (x) within three years after the date of hereof or (y) in connection with a Liquidity Event, whichever is later, and provided further that if the Liquidity Event is an IPO (as defined below), the Additional Purchase Right shall expire if Hess has not exercised such right within thirty (30) days after the closing thereof.

          (c) If Hess shall decide to exercise the Additional Purchase Right in connection with a Liquidity Event, Hess shall give ADL written notice of such decision at least five (5) business days prior to the scheduled occurrence of the Liquidity Event, which notice shall include the number of shares of Common Stock which Hess desires to purchase from ADL (the "Additional Purchase Shares"). The purchase price for each of the Additional Purchase Shares shall be the midpoint between (x) $200 per share and (y) the price per share of Common Stock determined for purposes of the Liquidity Event, provided that in no event shall the purchase price for the Additional Purchase Shares be less than $200 per share. Notwithstanding the foregoing, if Hess shall decide to exercise the Additional Purchase Right in connection with a Liquidity Event (the "Exercise Liquidity Event") and there has been a preceding Liquidity Event, the purchase price for each of the Additional Purchase Shares shall be the midpoint between (x) the price per share established in the Liquidity Event next preceding the Exercise

Liquidity Event and (y) the price per share of Common Stock determined for purposes of the Exercise Liquidity Event, provided that in no event shall the purchase price for the Additional Purchase Shares be less than the greater of
(1) $200 per share or (2) the price per share established in the Liquidity Event next preceding the Exercise Liquidity Event. If a value for the Common Stock is not established in a Liquidity Event for any reason, then Hess and ADL shall establish the Fair Market Value (as defined in Section 9.1 (d) below) of a share of Common Stock in accordance with the procedure described in Section
9.1 (d) below as of the date of such Liquidity Event, provided that Hess and ADL shall share the cost of any independent appraiser retained upon mutual agreement of ADL and Hess, as well as the cost of any third appraiser required by the provisions of such section. Hess' purchase of the Additional Purchase Shares shall happen on or before the Liquidity Event, provided that if it is necessary to establish a Fair Market Value in accordance with the procedure described in Section 9.1 (d) below, Hess' purchase of the Additional Purchase Shares shall happen within five (5) business days after the determination of Fair Market Value. Hess shall pay the purchase price for the Additional Purchase Shares in cash.

          (d) If Hess shall decide to exercise the Additional Purchase Right at any time other than in connection with a Liquidity Event, Hess shall give ADL written notice of such decision at least sixty (60) days prior to the date on which Hess desires to purchase the Additional Purchase Shares, which notice shall include the number of Additional Purchase Shares. The purchase price for each of the Additional Purchase Shares shall be the midpoint between (x) the price per share established in the Liquidity Event next preceding the date on which Hess provides ADL with the foregoing notice and (y) the Fair Market Value of a share of Common Stock, determined as set forth below, provided that in no event shall the purchase price for the Additional Purchase Shares be less than the greater of (1) $200 per share or (2) the price per share established in the Liquidity Event next preceding the date on which Hess provides ADL with the foregoing notice. For purposes of this Section 9.1(d), "Fair Market Value" shall mean the fair market value of a share of Common Stock established by an independent appraiser selected and retained upon mutual agreement of Hess and ADL (whose fee shall be paid in full by Hess); provided, however, that if Hess and ADL cannot agree upon an independent appraiser, the Fair Market Value of a share of Common Stock will be established as follows: Each of Hess and ADL will select an appraiser. The Fair Market Value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such period of time, (i) if the appraisers' valuations are within ten percent of each other (based on the lower of the two valuations), the Fair Market Value shall be the mean of the two valuations, and (ii) if the differences in the valuations are greater than ten percent, the appraisers shall select a third appraiser who will calculate the fair market value independently, and, except as provided in the next sentence, the Fair Market Value of the Common Stock shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, the mean valuation shall be the Fair Market Value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60 day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association. Hess shall pay the fees and expenses of the appraiser selected by Hess, ADL shall pay the fees and expenses of the appraiser selected by ADL, and Hess shall pay the fees and expenses of any third appraiser appointed pursuant to this provision. The Fair Market Value shall be determined without taking into account any discount or other reduction in value caused by or related to the lack of marketability of any of the Common Stock. Hess' purchase of the Additional Purchase Shares shall happen within five (5) business days after the determination of Fair Market Value. If Hess elects not to purchase the Additional Purchase Shares after the determination of Fair Market Value, Hess shall notify ADL in writing and Hess' rights and obligations to purchase such shares shall terminate. Hess shall pay the purchase price for the Additional Purchase Shares in cash.

          (e) Hess may exercise the Additional Purchase Right only once. In the event Hess for any reason (including without limitation, Hess' voluntary decision not to purchase the Additional Purchase Shares for any reason) fails to consummate the purchase of the Additional Purchase Shares by the dates set forth in Section 9.1(b), Hess shall no longer have the right to purchase additional shares of Common Stock from ADL pursuant to Section 9.1(a).

          (f) For purposes of this Agreement, the term "Liquidity Event" means
(i) the closing of a consolidation or merger of Epyx with or into another entity, whether or not Epyx is the surviving entity, or the sale (but not a pledge or similar hypothecation) of all or substantially all of the assets of Epyx, in each case where (1) the consideration received by the Stockholders is cash or stock or securities of the purchasing entity and (2) such stock or securities (or any stock or securities into which such stock or securities are convertible or exchangeable) are listed for trading on a national securities exchange or on NASDAQ; or (ii) the closing of an underwritten initial public offering of Epyx pursuant to an effective registration statement under the Securities Act covering the offer and sale to the public of a number of shares equal to at least ten percent (10%) of the shares of Common Stock outstanding prior to such offering (an "IPO"). Unless otherwise agreed in writing by the Stockholders, in no event shall a Merger Event be deemed to be a Liquidity Event. In no event shall the DeNora Transaction constitute a "Liquidity Event".

     9.2 Funding of Epyx Operations.

          (a) Prior to December 31, 2000, ADL anticipates that ADL and DeNora will contribute an aggregate of $22,000,000 in funding to Epyx in order to fund Epyx's operations in accordance with the then current Operating Plan. Such funds shall be treated as additional paid in capital. In the event that at October 15, 2000, the Board determines that an IPO will not be completed by December 31, 2000 for any reason or that funding in excess of the initial $22,000,000 to be provided to Epyx by ADL and DeNora is required, the Board will meet to determine the amount of additional funding necessary and the mechanism for providing such funds to Epyx.

          (b) In the event that Epyx requires funding beyond the initial $22,000,000 to be provided by ADL and DeNora New Energy, and ADL does not intend to provide its pro rata portion of such funding, ADL shall notify Hess of such intent and shall offer Hess in writing the right to purchase additional shares of Common Stock from ADL for an aggregate purchase price equal to ADL's pro rata portion of such funding. ADL shall determine the number of shares (the "Offered Shares") and the purchase price therefor (which information shall be set forth in ADL's notice), provided that Hess may accept or reject such proposed purchase price, by written notice to ADL, in its sole discretion. If Hess accepts ADL's proposed purchase price, ADL and Hess shall consummate such sale as promptly as practicable, but in any event at least five (5) days prior to the date on which ADL is required to contribute additional funds to Epyx. If Hess rejects ADL's proposed purchase price, ADL shall have the right to fund its pro rata portion of such funding or to offer the Offered Shares to a third party for an aggregate purchase price equal to ADL's pro rata portion of such funding. If the purchase price agreed to by ADL and any third party is equal to or greater than the purchase price proposed by ADL to Hess, ADL may consummate the sale of the Offered Shares to such third party. If the purchase price agreed to by ADL and any third party is less than the purchase price proposed by ADL to Hess, then prior to the consummation of any such transaction between ADL and such third party, ADL shall offer to Hess the right to purchase the Offered Shares at such lower purchase price. If Hess accepts such lower purchase price, ADL and Hess shall consummate such sale as promptly as practicable, but in any event at least five (5) days prior to the date on which ADL is required to contribute additional funds to Epyx. If Hess rejects ADL's lower purchase price, ADL shall have the right to consummate the sale of the Offered Shares to the third party at such lower purchase price.

ARTICLE X.  MISCELLANEOUS PROVISIONS

     10.1 Expenses. Each party shall bear its own costs and expenses, including the reasonable fees and disbursements of legal counsel and other professionals, incurred in connection with the transactions contemplated by this Agreement.

     10.2 Legend on Securities. The Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by the Stockholders:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR
(2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 4, 2000, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     10.3 Amendment and Waiver. Any party may waive any provision hereof intended solely for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Except as otherwise expressly provided herein, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may not be amended without the prior written consent of each of the parties hereto.

     10.4 Notices. All notices and other communications shall be in writing and shall be deemed given if delivered by hand, sent via facsimile, sent via a reputable nationwide courier service or mailed by registered mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, the date on which receipt of the facsimile is acknowledged, the next business day following the date on which so sent or on the third business day following the date on which so mailed, as the case may be:

If to ADL:
         Acorn Park
         Cambridge, MA 02140
         Attention: General Counsel
         Facsimile: (617) 498-7116

If to Hess:
         1185 Avenue of the Americas
         New York, NY 10036
         Attention: General Counsel
         Facsimile: (212) 536-8241

If to Epyx:
         Acorn Park
         Cambridge, MA 02140
         Attention: Chief Operating Officer
         Facsimile: (617) 498-6655

     10.5 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     10.6 Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     10.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     10.8 Entire Agreement. This Agreement and the other agreements contemplated hereby are intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the other agreements contemplated hereby (including the exhibits hereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

     10.9 Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of Epyx.

     10.10 Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to principles of conflicts of law). Each party hereby waives trial by jury in any action relating to this Agreement and consents to the jurisdiction of any Massachusetts court (federal or state).

     10.11 Continuation of Rights. Except as expressly provided herein, the rights and obligations of Hess and ADL under this Agreement shall survive the occurrence of any Liquidity Event, any Merger Event and the consummation of the DeNora Transaction.

     10.12 Cooperation. Each of Epyx, Hess and ADL shall cooperate with all reasonable requests of the others not inconsistent with the terms of this Agreement or any other agreement entered into in connection herewith to more effectively consummate the transactions contemplated hereby and the transactions referred to herein and therein.

     10.13 Public Statements. No party shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto. This provision shall not restrict a party from making an announcement internally to its employees.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   EPYX CORPORATION


                                   By: /s/ Mark A. Brodsky
                                       -----------------------------
                                       Mark A. Brodsky
                                       President


                                   AMERADA HESS CORPORATION


                                   By: /s/J. Barclay Collins
                                       ---------------------
                                       J. Barclay Collins
                                       Executive Vice President
                                         and General Counsel


                                   ARTHUR D. LITTLE, INC.


                                   By: /s/Lorenzo C. Lamadrid
                                       ----------------------
                                       Lorenzo C. Lamadrid
                                       President and Chief Executive Officer